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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 333-08369 (on Form S-3) and 333-72127, 333-70987, 333-67479, 333-24805, 333-
23969, 333-23971 and 33-46840 (on Form S-8) of United Parcel Service of America, Inc. of our report dated February 8, 1999, appearing in this Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended
December 31, 1998.


DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 26, 1999